EXHIBIT 23.5

CONSENT OF ROSEN CONSULTING GROUP

We hereby consent to the (1) use of our name in the Registration Statement (including without limitation under the headings “Prospectus Summary,” “Industry and Market Opportunity,” “Business and Properties” and “Experts”) to be filed by Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), on Form S-11 and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (2) filing of the Rosen Consulting Group Market Study prepared for the Company (the “Market Study”) as an exhibit to the Registration Statement, (3) references to and inclusion of the Market Study in, and making the Market Study part of, the Registration Statement, including without limitation under the headings “Prospectus Summary,” “Industry and Market Overview,” and “Business and Properties” and (4) filing of this consent as an exhibit to the Registration Statement.

Dated: March 25, 2013

ROSEN CONSULTING GROUP

By:	/s/ Randall Sakamoto
Name:	Randall Sakamoto
Title:	Executive Vice President